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                                  EXHIBIT 21

                        Subsidiaries of the Registrant


                                       State or Other
                                      Jurisdiction of   Percentage
                                       Incorporation    Ownership
                                       --------------   ----------
Parent
------

1st State Bancorp, Inc.                Virginia             N/A

Subsidiary  (1)
----------

1st State Bank                         North Carolina       100%

Subsidiaries of 1st State Bank (1)
------------------------------

First Capital Services Company, LLC    North Carolina       100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.